UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2014

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard
Suite 1300
McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 14, 2014, Alion Science and Technology Corporation (Alion or the Company) disclosed the following non-public information.

Consolidated EBITDA (as defined in the Company’s Credit Agreement with Wells Fargo Bank dated May 2, 2014, as amended) for the twelve months ended June 30, 2014, was approximately $64.4 million, and for the three months ended June 30, 2014, was approximately $15.6 million. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Non-GAAP Measures - Consolidated Net Income and Consolidated EBITDA Calculations

(Dollars in thousands)

(Unaudited)

	Three months ended June 30, 2014	Twelve months ended June 30, 2014
Calculation of Consolidated Net Income
Net loss	$(13,266)	$(57,868)
Less: Loss on asset sales	(1,500)	(1,500)
Less: Debt extinguishment loss	—	(1,947)

Consolidated Net Income	$(14,766)	$(61,315)

Calculation of Consolidated EBITDA
Consolidated Net Income	$(14,766)	$(61,315)
Plus: Interest expense	19,320	76,864
Plus: Income tax expense	1,742	6,982
Plus: Depreciation and amortization expense	1,147	5,083
Plus: Non-cash stock-based compensation expense	28	(182)
Less: Cash paid for stock-based compensation	—	—
Plus: Non-cash ESOP and 401(k) contributions	3,520	13,811
Plus: Employee salary deferrals used to purchase Alion common stock	402	1,583
Less: Cash paid for ESOP obligations	—	(545)
Plus: Non-cash LTIP expense	(441)	1,971
Less: Cash paid for LTIP grants	(1,810)	(3,287)
Plus: Non-recurring expenses	6,714	23,437

Consolidated EBITDA	$15,856	$64,402

EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure under accounting principles generally accepted in the United States of America (GAAP). EBITDA is a common non-GAAP financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA does not measure operating income, profitability, cash flows or liquidity in accordance with GAAP. EBITDA has important limitations on its usefulness as an analytical tool.

Alion’s Credit Agreement includes the contractually defined term “Consolidated EBITDA.” Under Alion’s Credit Agreement, Consolidated EBITDA is used to measure our ability to meet our debt covenants. Consolidated

EBITDA also is not defined under GAAP and does not measure operating income, operating performance, profitability, cash flow or liquidity in accordance with GAAP, and it also has important limitations on its usefulness as an analytical tool. As reflected in the table above, Consolidated EBITDA adjusts Consolidated Net Income by adding back certain non-cash expenses and deducting certain cash payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2014

ALION SCIENCE AND TECHNOLOGY CORPORATION

/s/ Barry M. Broadus
Name:	Barry M. Broadus
Title:	Chief Financial Officer